Exhibit 99.1

FOR IMMEDIATE RELEASE

Utz Brands Announces CEO Succession Plan

Dylan Lissette to Become Executive Chairman of the Board,

Effective December 15, 2022

Howard Friedman, Current COO of Post Holdings,

to Join as Chief Executive Officer

Company Reaffirms Fiscal Year 2022 Outlook

Hanover, PA. – October 3, 2022 – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, has announced that, after 27 years with the Company, Dylan Lissette, currently Chief Executive Officer, will be appointed Executive Chairman of the Board, effective December 15, 2022. At that time, Howard Friedman, currently Chief Operations Officer of Post Holdings, Inc., will join the Company as Chief Executive Officer and serve as a member of the Utz Board. Commensurate with these appointments, Roger Deromedi, current Chairman of the Board, will become Lead Independent Director. Mr. Lissette will transition to the role of Non-Executive Chairman of the Board in the second quarter of 2023.

This leadership transition was initially contemplated at the time of the merger between Collier Creek Holdings and Utz and is a natural next step as Utz continues to develop as a public company. The search for the next CEO of Utz included the consideration of both internal and external candidates, leading to the identification of Mr. Friedman as an ideal successor to Mr. Lissette, with the right CPG experience and expertise to lead the Company as it accelerates its proven growth strategy.

Joining the Company in 1995 and serving as CEO since 2013, Mr. Lissette has been integral in the Company’s success, guiding Utz through its evolution from a regional snack food brand to the third largest branded salty snack platform in the United States. During his tenure as CEO, Mr. Lissette oversaw a decade of significant accomplishments, including sales growth that nearly tripled to reach over $1.3 billion, Utz’s debut as a public company, and the completion of six acquisitions since the Company’s public listing in 2020.

Mr. Lissette said, “I have had the honor and privilege to work for and to help lead this great company for nearly three decades. It has been immensely gratifying to see the success of our team over so many years, as Utz continues to achieve enhanced scale while never compromising the family crafted quality and great flavors that our consumers expect. Our track record of success has been incredible, and I am truly excited to transition into the role of Executive Chairman and to welcome Howard to our team.”

Mr. Friedman has more than 25 years of experience in the food and beverage sector leading some of America’s most iconic brands, including PEBBLES™ cereal, LUNCHABLES™ snacks, PHILADELPHIA™ cream cheese, KOOL-AID™ drinks and KRAFT™ foods. Throughout the course of his career, Mr. Friedman has built a proven track record of profitably growing businesses through world-class marketing, strategy, and innovation. Additionally, he has deep experience in new business integration, commercial execution, and value creation.

Mr. Lissette continued, “I am thrilled we found such an excellent leader in Howard to help take Utz to even greater heights. Howard brings extensive experience increasing market share and unlocking growth potential, with a focus on building innovative brands and strategic business development. The Board and I are confident that he will help lead Utz to tremendous success as we grow our presence across geographies, salty snack sub-categories, and channels. I look forward to stepping into my new strategic role working with Howard, our management team, and our Board to help ensure the continuity of Utz’s heritage, culture, and forward growth momentum.”

Mr. Friedman said, “I am honored to join Utz as CEO at this important time, and I see enormous potential to continue Utz’s exciting journey. I am confident that, with such a values-driven, passionate organization, and a portfolio of iconic snacks beloved by families across the U.S., Utz is just getting started. I am eager to start this new chapter and work with Dylan, the Utz leadership team, and the Board to drive value, expand the Company’s reach, and deliver growth as we produce world-class product innovation and the flagship snacks consumers have connected with for more than a century.”

Mr. Deromedi stated, “We are pleased to welcome Howard as our next CEO after a thorough search and succession planning process. Howard is an exceptionally strong leader with the skills, experience, and perspective to execute our strategy and lead Utz to succeed well into the future. We are also fortunate to have Dylan as an integral member of the Board, building on both his legacy of successful leadership at Utz, as well as the Rice and Lissette’s continuing and significant ownership stake in the Company.”

Michael Rice, Utz Chairman Emeritus and previous Utz CEO of more than 30 years, added, “Utz has been blessed with talented associates every step of the way on our journey to becoming one of the largest salty snack companies in the country. With the foundation that Dylan and the team have built, and now under Howard’s leadership, I feel we have tremendous continued growth potential. The Utz team continues to strengthen our nationwide capabilities, and our associates always amaze me with their passion for creating the best snack foods in the industry. With Dylan as the Chairman of the Board and Howard leading the business, I anticipate continued success long into the future.”

Company Reaffirms Fiscal Year 2022 Outlook(1)

The Company today also reaffirmed its fiscal year 2022 outlook, which it last updated on August 11, 2022. For 2022, the Company continues to expect total net sales growth of 13-15%, Organic Net Sales growth of 10-12%, and Adjusted EBITDA growth of 2-5%.

(1)	With respect to projected fiscal 2022 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to certain items, which are excluded from Adjusted EBITDA. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future financial results.

About Howard Friedman

Mr. Friedman has served as Executive Vice President and Chief Operations Officer of Post Holdings, Inc. since September 2021. Prior to this role at Post, he served as President and CEO of Post Consumer Brands, its flagship cereal business, from 2018 to 2021. Prior to Post, Mr. Friedman served in roles of increasing responsibility at The Kraft Heinz Company over more than 20 years, gaining extensive experience in consumer products and culminating in his role as Executive Vice President and President Refrigerated (Meat and Dairy), leading Kraft Heinz’s largest business unit.

Mr. Friedman started his career in the United States Army serving in the U.S. and overseas, completing his service as a Captain. He holds a B.A. from Dickinson College and an M.B.A. in Marketing and Finance from New York University’s Stern School of Business.

About Utz Brands, Inc.

Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands including Utz®, ON THE BORDER® Chips & Dips, Golden Flake®, Zapp’s®, Good Health®, Boulder Canyon®, Hawaiian Brand®, and TORTIYAHS!®, among others.

After a century with strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug, and other channels. Based in Hanover, Pennsylvania, Utz has multiple manufacturing facilities located across the U.S. to serve our growing customer base. For more information, please visit www.utzsnacks.com or call 1-800-FOR-SNAX.

Investors and others should note that Utz announces material financial information to its investors using its investor relations website (https://investors.utzsnacks.com/investors/default.aspx), U.S. Securities and Exchange Commission (the “Commission”) filings, press releases, public conference calls, and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products and other issues. It is possible that the information that Utz posts on social media could be deemed to be material information. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s investor relations website.

Utz Brands, Inc. Contact:

Investors

Kevin Powers

kpowers@utzsnacks.com

Media

Kevin Brick

kbrick@utzsnacks.com

Non-GAAP Financial Measures:

Organic Net Sales and Adjusted EBITDA are non-GAAP financial measures. Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provides additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies.

Management believes that non-GAAP financial measures should be considered as supplements to the GAAP measures reported in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other earnings information, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the financial condition [and results of operations of the Company to date] and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Organic Net Sales is defined as net sales excluding the impact of acquisitions and excluding the impact of Independent Operator route conversions.

Adjusted EBITDA is defined as Net Income before Interest, Income Taxes, and Depreciation and Amortization further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, and asset impairments; acquisition and integration costs; business transformation initiatives; and financing-related costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release and financial information contained in the release in the evaluation of Utz’s operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by companies in this industry. We have historically reported an Adjusted EBITDA metric to investors and banks for covenant compliance.

Forward-Looking Statements

This press release includes certain statements made herein that are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements generally are accompanied by or include, without limitation, statements such as “will”, “expect”, “intends”, “goal” or other similar words, phrases or expressions. These forward-looking statements include future plans for Utz Brands, Inc. (the “Company”), the estimated or anticipated future results and benefits of the Company’s future plans and operations, future opportunities for the Company, the effects of leadership changes in the Company’s management and Board of Directors, projected sales and earnings results, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. Factors that may cause such differences include, but are not limited to: the risk that recently completed business combinations and other acquisitions recently completed by the Company (collectively, the “Business Combinations”) disrupt plans and operations; the ability to recognize the anticipated benefits of such Business Combinations, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against the Company following the consummation of such Business Combinations; changes in applicable law or regulations; costs related to the Business Combinations; the ability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange; the inability of the Company to develop and maintain effective internal controls; the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control; changes in demand for the Company’s products affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in the Company’s products, which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities; the possibility that the Company may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the Commission, for the fiscal year ended January 2, 2022 and other reports filed by the Company with the Commission. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.